Exhibit 99.1

Contact: David Ruckert, CEO; John Davenport, COO/CTO;

Bob Connors CFO; Fiberstars 510-490-0719

Fiberstars Appoints David Traversi to Board

                FREMONT, CA, October 22, 2002 — Fiberstars, Inc. (NASDAQ:FBST), the worldwide leader in fiber optic lighting, today announced the appointment of David M. Traversi to its Board of Directors.  In addition, the Board of Directors named Mr. Traversi to its Audit Committee.

                Mr. Traversi has an extensive background in executive management, finance, and investments.  He is currently Managing Director of 2020 Growth Partners, LLC, a strategic advisory firm with offices in Santa Rosa, CA and Wayne, PA.  Mr. Traversi previously served as Co-founder and Chief Executive Officer of PRE Solutions, Inc., the nation’s largest electronic processor of prepaid telecom products.  Prior to that, Mr. Traversi served as President of Sirrom Capital Corporation and Senior Vice President of E*Trade Group, Inc.  Prior to that, Mr. Traversi was General Partner and Managing Director, Corporate Finance of Montgomery Securities, where he managed over 75 public offerings, mergers, and acquisitions.  He also serves on the boards of PRE Solutions, Inc. and Allied Cash Advance, Inc.  He previously served on the boards of Schuler Homes, Inc. and the Advisory Board of U.C., Berkeley’s Center for Real Estate and Urban Economics.

                “Fiberstars is an innovative lighting company,” said Mr. Traversi. “I am excited by its new energy efficient lighting technology, and I look forward to playing a role in helping the new technology achieve widespread success in commercial and residential markets.”

                Mr. Traversi replaces Jon Merriman on the Board of Directors.

(a)                               About Fiberstars

Fiberstars is the world’s leading supplier of fiber optic lighting. Fiberstars products are designed, manufactured and marketed in the commercial lighting, sign and swimming pool and spa markets. Fiber optic lighting provides aesthetic, safety, energy savings and maintenance cost benefits over conventional lighting. Fiberstars has 31 patents on its technologies for fiber optic lighting. Customers include fast food restaurant chains, theme parks and casinos, hotels, retail stores, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 44259 Nobel Dr., Fremont, California. The Company has additional offices in Cleveland, Seattle, England and Germany. Telephone 510-490-0719. Web site: www.fiberstars.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding expected sales and net profit or loss, the business outlook for 2002, 2003 and thereafter, growth trends in each of the company’s markets, expected benefits of product introductions and changes in the company’s sales structure, predictions of new technology and product introductions, ship dates, planned or estimated expenditure reductions, energy efficiency and statements or implications that the new technology will contribute to future growth. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company’s future include, but are not limited to, the slowing U.S. and world economy and its effects on Fiberstars’ markets, a failure to develop marketable products from new technologies, failure of new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Fiberstars operation, delays in manufacturing of products, increased competition— particularly from the color-changing electric light competitor, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Fiberstars financial results, please refer to Fiberstars’ SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof.  Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.